UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2008

ROO Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-25659 (Commission File Number)	11-3447894 (IRS Employer Identification No.)

228 East 45th Street 8th Floor New York, NY 10017
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (212) 661-4111

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

ROO Group, Inc. (the “Company”) has entered into an employment agreement (the “Agreement”) with Mr. Gavin Campion effective March 17, 2008. Pursuant to the terms of the Agreement, Mr. Campion will serve as President commencing on April 1, 2008 and shall serve in such capacity for an indefinite term, unless terminated by either party upon no less than 30 days written notice. If the agreement is terminated by Mr. Campion prior to two years of consecutive service, Mr. Campion shall be required to reimburse the Company for all expenses related to his employment. The Company is entitled to terminate Mr. Campion without advance notice and without the payment of any benefits upon the occurrence of certain events, including:(A) a violation of Article 120 of the UAE Labor Law; (B) a breach of the Non-competition agreement entered into between the parties; (C) after Mr. Campion receives written notice of conduct which is in violation of policies, standards and regulations of the Company as established from time to time, a refusal by Mr. Campion to comply with such policies, standards and regulations; (D) Mr. Campion engages in fraud, dishonesty, or any other act of material misconduct in the performance of his duties on behalf of the Company; (E) Mr. Campion violates any material provision of the Agreement which is not cured under any applicable cure period allowable under the Agreement. In the event of a termination of Mr. Campion for any of the reasons outlined above prior to two years of consecutive service, Mr. Campion shall be required to reimburse the Company for all expenses related to his employment.

Since 2006, Mr. Campion, 35, has served as managing director of Sputnik Agency Pty Ltd., an Australian based interactive marketing agency. Under his leadership, Sputnik won the B&T Interactive Agency of the Year award in 2007. In 1999, Mr. Campion co-founded Reality Group Pty Ltd., a subsidiary of ROO, which is based in Melbourne, Australia. Since its formation, Reality Group has attracted blue-chip advertising clients such as Holden (General Motors), BP, TABCORP, Saab Australia, Tontine and Dennis Family Corp. Through 2008, Mr. Campion served as CEO of Shoppers Advantage, a leading Australian e-commerce company, and as a director of Presidential Card, Australia's largest discount loyalty program.

Item 7.01 Regulation FD Disclosure.

On March 17, 2008, the Company issued a press release relating to the foregoing. A copy of such press release is being furnished as Exhibit 99.1 to this current report on Form 8-K.

The information in this Item 7.01 of this current report on Form 8-K, together with the information in Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information shall not be deemed incorporated by reference into any registration statement or other document filed with the SEC.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement with Gavin Campion
99.1	Press Release dated March 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROO Group, Inc.

Date: March 21, 2008	/s/ Kaleil Isaza Tuzman
Kaleil Isaza Tuzman